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                                  EXHIBIT 10.5

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "AGREEMENT") is made as of the 24th day of April, 1998 by and between Lamar Investments, Inc., an Illinois corporation (the "COMPANY"), and Wellgate International, Ltd., a British Virgin Islands corporation ("CONSULTANT").

                                    RECITALS

         A. Consultant is an international consulting firm that has retained the services of three (3) former executives of Dominion Bridge Corporation, a Delaware corporation ("DBC"), and certain subsidiaries and affiliates of DBC (collectively with DBC, the "DOMINION BRIDGE GROUP"), namely, Michel L. Marengere ("MARENGERE"), Nicolas V. Matossian ("MATOSSIAN") and Rene Amyot ("AMYOT") (collectively, the "EXECUTIVES").

         B. The Company and/or certain of its affiliates (the "LAMAR GROUP") are shareholders of common stock of DBC.

         C. The Company desires to retain Consultant, and Consultant desires to be so retained, subject to the terms, conditions and covenants hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant hereby agree as follows:


                                    ARTICLE I

                               CONSULTING SERVICES

         1.1. Agreement. The Company hereby retains Consultant, and Consultant hereby accepts such engagement, pursuant to the terms and conditions set forth herein.

         1.2. Term. The term of this Agreement shall be for a three (3) year period commencing on the date hereof (the "CONSULTING TERM"). Notwithstanding the provisions of this Section 1.2, this Agreement may be terminated prior to the expiration of the Consulting Term in accordance with the provisions of
Article II hereof.

         1.3. Activities and Duties.

                  (a) Consultant hereby agrees to make each of the Executives available, upon the reasonable request of the Company, such request to be in the form of Exhibit A hereto




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         (with all blanks appropriately completed), to provide transitional assistance to, and assist with respect to matters involving collection of claims, and litigation and arbitration matters involving, the Dominion Bridge Group.

                  (b) Consultant represents and warrants to the Company that it is free to enter into this Agreement with the Company, and that it has secured the commitment of the Executives to provide services on its behalf hereunder.

                  (c) Consultant hereby agrees that all consulting services performed by it during the Consulting Term shall be conducted in the name of Lamar Investments, Inc. Consultant further agrees that it shall not subcontract any services assigned to it by the Company, or engage or permit any person or entity other than the Executives to perform any such services, without the prior written consent of the Company.

         1.4. Independent Contractor. Consultant and the Company expressly acknowledge that no employment, partnership or joint venture relationship is created by this Agreement, and hereby agree as follows:

                  (a) Consultant shall act at all times as an independent contractor hereunder;

                  (b) Neither Consultant nor anyone employed by or acting for or on behalf of Consultant, including the Executives, shall ever be or be construed as an employee of the Company and the Company shall not be liable for consulting or withholding taxes respecting Consultant or any employee of Consultant;

                  (c) Consultant shall determine when, where and how Consultant shall perform its services hereunder;

                  (d) Consultant shall take all steps to ensure that Consultant is treated as an independent contractor of the Company;

                  (e) Consultant shall provide Consultant's own materials, tools and equipment in performing the services;

                  (f) Consultant shall not make any commitment or incur any charge or expense in the name of the Company without the prior written approval of the Company;

                  (g) Except to the extent expressly provided in Article III, without the prior written consent of the Company, neither Consultant nor anyone employed by or acting for or on behalf of Consultant, including the Executives, shall receive or be entitled to any consideration, compensation or benefits of any kind from the Company, including without limitation, pension, profit sharing or similar plans or benefits, or accident, health, medical, life or disability insurance benefits or coverages; and




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                  (h) To the extent permitted by law, Consultant, for Consultant and for anyone claiming through Consultant, waives any and all rights to any consideration, compensation or benefits, except as expressly provided for herein or in that certain Closing Memorandum of even date herewith among, inter alia, the parties hereto.


                                   ARTICLE II

                            TERMINATION/ATTORNEY FEES

         2.1. Termination of Consulting Term. Notwithstanding Section 1.2 hereof, the Consulting Term shall terminate upon the occurrence of any of the following events: (a) upon the mutual written agreement of the Company and Consultant; or (b) upon a Material Breach (as hereinafter defined) in the performance or observance of the duties and obligations to be performed on behalf of Consultant by the Executives pursuant to this Agreement, which Material Breach shall continue for a period of thirty (30) days after written notice thereof from the Company to Consultant; or (c) at any time upon prepayment by the Company of its financial obligations hereunder in accordance with Section 3.3. For purposes of Section 2.1(b), the term "Material Breach" shall mean the refusal of both Marengere and Matossian to provide any services with respect to a matter that (i) is of critical importance to the Dominion Bridge Group, and (ii) with regard to which Marengere or Matossian have particular ability or knowledge. In the event Consultant is terminated pursuant to Section 2.1(b), the Company shall only be obligated to pay Consultant such compensation as has been earned by it prior to the date of termination.

         2.2. Attorneys' Fees. In the event of a breach of any provision of this Agreement, the breaching party shall pay to the non-breaching party, in addition to any other damages or remedies which may be available at law or in equity, all of its attorneys' fees and costs reasonably incurred as a result of such breach.


                                   ARTICLE III

                                  COMPENSATION

         3.1. Compensation. In consideration for performance of Consultant's services hereunder, during the Consulting Term, the Company shall pay Consultant the sum of $483,333.33 per year (the "CONSULTING FEES"), of which $250,000, $150,000 and $83,333.333 shall be allocated for the services to be performed on behalf of Consultant by Marengere, Matossian and Amyot, respectively. All amounts due and owing under this Section 3.1 shall be payable in equal monthly installments during the Consulting Term, which installments shall be due on or before the last day of each month, with the first payment calculated on a pro rated basis and due on April 30, 1998. In the event any installment payment is not made by the Company within thirty (30) days after the date upon which it is due, the Company will be in default hereunder. Consultant shall then be entitled to request that Dominion Bridge Corporation cure





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such default. In the event Dominion Bridge Corporation does not cure such default within thirty (30) days of its receipt of a written request from Consultant regarding same, Consultant shall be entitled, at its option, to terminate this Agreement, and in such event, the Company and Dominion Bridge Corporation shall be jointly and severally liable to pay liquidated damages to Consultant in an amount equal to the unpaid balance due and owing for services already performed hereunder plus the net present value of all future amounts due and payable during the balance of the Term, which net present value shall be determined as of the date of payment of such sum by applying a discount rate equal to eleven and one-half percent (11.5%) per annum.

         3.2. Death of Marengere and Matossian. Notwithstanding anything to the contrary contained herein, in the event of the death of both Marengere and Matossian, so long as upon the date of death of the second of such individuals to pass away, an uncured Material Breach by Consultant has not continued for a period of thirty days after written notice thereof from the Company to Consultant, the Consulting Fees shall continue to be payable to Consultant during the remainder of the Term.

         3.3. Right to Prepay. The Company shall have the right, at any time during the Consulting Term, to prepay all amounts due and owing under this Agreement. If the Company elects to prepay the amounts payable hereunder, such prepayment shall be calculated based on the net present value of such amounts on the date of prepayment, which shall be determined by applying a discount rate equal to eleven and one-half percent (11.5%) per annum.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1.     Indemnification.

                  (a) Consultant hereby agrees to defend, indemnify and hold harmless the Company and its affiliates, members, managers, officers, agents, employees, representatives, successors and assigns from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including, without limitation, litigation costs, reasonable attorneys' fees and any appellate bonds) (collectively, "CLAIMS") arising out of or relating to Consultant's material breach of any provision contained in this Agreement.

                  (b) The Company hereby agrees to defend, indemnify and hold harmless Consultant and its shareholders, officers, directors, successors and permitted assigns, and the Executives, from and against any and all Claims arising out of or relating to the Company's material breach of any provision contained in this Agreement.

         4.2. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be addressed as follows:





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         If to Consultant:

                  Wellgate International, Ltd.
                  c/o Pouliot Mercure
                  CIBC Tower, 31st Floor
                  1155 Rene-Levesque Boulevard West
                  Montreal (Quebec) Canada H3B 3S6
                  Attn:    R. Brian Riordan
                  PH:      (514) 875-5210
                  FAX:     (514) 875-4308

         If to the Company:

                  Lamar Investments, Inc.
                  650 Dundee Road, Suite 460
                  Northbrook, Illinois  60062
                  Attn:    Leonard Feldman, President
                  PH:      (847) 509-8500
                  FAX:     (847) 509-8529

         with a copy to:

                  Ungaretti & Harris
                  Three First National Plaza
                  Suite 3500
                  Chicago, IL 60602
                  Attn:    Gary I. Levenstein, Esq.
                  PH:      (312) 977-4108
                  FAX:     (312) 977-4405

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices mailed in accordance with this
Section 4.2 shall be deemed given (i) the third day after they are mailed, (ii) the next day after they are sent by reputable overnight courier service, (iii) when sent, if sent by telecopy or e-mail between 9:00 A.M. and 5:00 P.M. central standard time, or (iv) the next business day thereafter if sent by telecopy or e-mail after 5:00 P.M. central standard time. Any written notice hereunder may be provided via e-mail, return receipt requested.

         4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. In the case of the Company, the successors and permitted assigns hereunder shall include without limitation any affiliate of the Company as well as the successors in interest to such affiliate (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement or any right or interest hereunder is one of personal service and may not be assigned by Consultant. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon





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any person other than the parties and successors and assigns permitted by this
Section 4.3 any right, remedy or claim under or by reason of this Agreement.

         4.4. Entire Agreement; Amendments. This Agreement and the Recitals, along with the documents described in that certain Closing Memorandum dated of even date herewith among, inter alia, the parties hereto, contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         4.5. Interpretation. Article titles and section headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         4.6. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

         4.7. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         4.8. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         4.9. Incorporation of Recitals. The recitals set forth on page 1 hereof are hereby incorporated into and made a part of this Agreement by this reference.

         4.10. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more






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counterparts have been signed by each of the parties hereto and delivered to each of Consultant and the Company.

         4.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the Province of Quebec.

         4.12. Submission to Jurisdiction. The parties hereto hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement to the jurisdiction of courts located in the Province of Quebec, Canada, and waive any and all objections to jurisdiction that they may have regarding such jurisdiction.

         4.13. Preparation of Agreement in English. The parties acknowledge that they have required that this Consulting Agreement and all related documents be prepared in English. Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                  THE COMPANY:

                                  LAMAR INVESTMENTS, INC.
                                  an Illinois corporation


                                  By:  /s/ GARY I. LEVENSTEIN
                                       ----------------------------
                                       Gary I. Levenstein, as Attorney-in-Fact
                                       for Leonard Feldman, President



                                  CONSULTANT:

                                  WELLGATE INTERNATIONAL, LTD.,
                                  a British Virgin Island corporation


                                  By:  /s/ MICHEL L. MARENGERE
                                       ----------------------------
                                  Its: Chariman/President
                                       ----------------------------


                                  By:  /s/ NICOLAS V. MATOSSIAN
                                       ----------------------------
                                  Its: Secretary
                                       ----------------------------





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\

In order to induce Wellgate International, Ltd. to enter into this Consulting Agreement and certain other transactions described in that certain Closing Memorandum dated of even date herewith among, inter alia, the parties hereto, by executing this document below, Dominion Bridge Corporation hereby guarantees the payment by Lamar Investments, Inc. of its financial obligations under this Consulting Agreement.

                                       GUARANTOR:

                                       DOMINION BRIDGE CORPORATION,
                                       a Delaware corporation


                                       By:  /s/ ALLEN S. GERRARD
                                            ----------------------------
                                       Its: Director
                                            ----------------------------





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